<UNITED STATES
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2003

SEQUA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of principal executive officers)	(Zip code)

Registrant's telephone number, including area code	(212) 986-5500

None

(Former name or former address, if changed since last report.)

Item 2. Acquisitions and Dispositions of Assets

     On October 17, 2003, Sequa Corporation (Sequa), through its Atlantic Research Corporation subsidiary (ARC), completed the sale of substantially all of the assets -- including the shares of ARC UK Limited -- and certain of the liabilities related to the propulsion business of ARC (collectively referred to as the ARC propulsion business). The sale to GenCorp Inc.'s Aerojet-General Corporation subsidiary (Aerojet) was pursuant to an agreement entered into by ARC on May 2, 2003. ARC received $133,000,000 in cash subject to certain adjustments. The proceeds will contribute to management's objective of strengthening Sequa's financial position. ARC Automotive, Sequa's automotive airbag inflator operation, was not included in the sale to Aerojet. Aerojet has entered into a long-term supply contract and license agreement to provide propellant and propellant development to ARC Automotive.

The ARC propulsion business employed approximately 900 employees primarily in the United States and was a leading developer and manufacturer of advanced solid rocket propulsion systems, gas generators and auxiliary rocket motors, and engaged in research and development relating to new rocket propellants. For the military contract market, the ARC propulsion business produced systems primarily for tactical weapons. For space applications, the ARC propulsion business produced small liquid fuel rocket engines designed to provide attitude and orbit control for a number of satellite systems worldwide.

Item 7. Financial Statements and Exhibits
(b)	Unaudited pro forma financial information of Sequa reflecting the sale of the ARC propulsion business.

The unaudited pro forma consolidated financial information gives effect to the sale of the ARC propulsion business as if the disposition had occurred, for balance sheet purposes on June 30, 2003, and for income statement purposes on January 1 of each period presented. The Pro Forma Consolidated Balance Sheet at June 30, 2003 includes an estimated $0.4 million after-tax gain on the sale of the ARC propulsion business. This pro forma adjustment has not been made to the Pro Forma Statements of Operations as it will not have a continuing impact on Sequa's results of operations.

The pro forma adjustments are based on presently available information. Sequa's final accounting for the disposition of the ARC propulsion business is still under review by management and will be finalized prior to the filing of Sequa's Annual Report on Form 10-K for the year ending December 31, 2003. The pro forma gain on the sale of the ARC propulsion business is based on the net book value at June 30, 2003 of the net assets sold and a preliminary purchase price which is subject to final cash settlement adjustments. Accordingly, Sequa's actual recording of the disposition may differ from the pro forma financial information. The unaudited pro forma financial information has been included as required by the Securities and Exchange Commission and is not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor is it indicative of the results that may be obtained in the future.

Sequa Corporation and Subsidiaries
Pro Forma Consolidated Balance Sheet
At June 30, 2003
(Dollars in thousands)
(Unaudited)
		Pro Forma Adjustments

		Sale of
	Sequa	ARC		Other		Sequa
	Historical	Propulsion		Adjustments		Pro Forma

Current assets
Cash and cash equivalents	$138,476	$133,094	(A)	$(6,300)	(G)	$265,270
Trade receivables, net	299,594					299,594
Inventories	393,510					393,510
Assets of discontinued operations	124,852	(124,852)	(B)			-
Deferred income taxes	56,891					56,891
Other current assets	34,431					34,431

Total current assets	1,047,754	8,242		(6,300)		1,049,696

Investments
Investments and other receivables	85,332					85,332
Assets of discontinued operations**	105,355					105,355

	190,687	-		-		190,687

Property, plant and equipment, net	452,078	-		-		452,078

Other assets
Goodwill	147,473					147,473
Deferred income taxes	44,952	(22,463)	(F)			22,489
Deferred charges and other assets	31,024					31,024

	223,449	(22,463)		-		200,986

Total assets	$1,913,968	$(14,221)		$(6,300)		$1,893,447

Current Liabilities
Current maturities of long-term debt	8,750			(6,300)	(G)	2,450
Accounts payable	152,949					152,949
Taxes on income	17,345					17,345
Liabilities of discontinued operations	22,499	(22,499)	(B)			-
Accrued expenses	178,337	7,300	(E)			185,637

Total current liabilities	379,880	(15,199)		(6,300)		358,381

Noncurrent liabilities
Long-term debt	798,238					798,238
Liabilities of discontinued operations**	18,316					18,316
Other noncurrent liabilities	197,721					197,721

	1,014,275	-		-		1,014,275

Shareholders' equity
Preferred and common stock	11,845					11,845
Capital in excess of par	290,108					290,108
Retained earnings	375,351	376	(D)			375,727
Accumulated other comprehensive income	(79,454)	602	(C)			(78,852)

	597,850	978		-		598,828
Less: Cost of treasury stock	78,037					78,037

Total shareholders' equity	519,813	978		-		520,791

Total liabilities and shareholders' equity	$1,913,968	$(14,221)		$(6,300)		$1,893,447

**  Assets and liabilities of discontinued operations not related to the ARC propulsion business.

Sequa Corporation and Subsidiaries
Pro Forma Consolidated Statement of Operations
For The Twelve Months Ended December 31, 2002
(Dollars in thousands, except per share data)
(Unaudited)

		Pro Forma Adjustments

		ARC
	Sequa**	Propulsion	Other		Sequa
	Historical	Business	Adjustments		Pro Forma

Sales	$1,688,498	$(143,512)	$-		$1,544,986

Costs and expenses
Cost of sales	1,395,220	(115,505)	-		1,279,715
Selling, general and
administrative	232,050	(15,517)	-		$216,533

	1,627,270	(131,022)	-		1,496,248

Operating income	61,228	(12,490)	-		48,738

Other income (expense)
Interest expense	(63,651)	43	159	(H)	(63,449)
Interest income	3,510	(145)	-		3,365
Equity in loss of unconsolidated joint ventures	(77)	-			(77)
Other, net	4,072	(378)	1,297	(H)	4,991

Income (loss) before income taxes	5,082	(12,970)	1,456		(6,432)

Income tax benefit (provision)	4,100	5,500	(568)	(I)	9,032

Income from continuing operations	9,182	(7,470)	888		2,600

Preferred dividends	(2,064)	-	-		(2,064)

Income from continuing operations

available to common shareholders	$7,118	$(7,470)	$888		$536

Weighted average common shares
Basic	10,412				10,412
Diluted	10,415				10,415

Basic and diluted earnings per share
from continuing operations	$0.68				$0.05

**

The ARC propulsion business had not yet been classified as a discontinued operation in Sequa's Annual Report on
Form 10-K for the year ended December 31, 2002. The December 31, 2002 Consolidated Statement of Operations will reflect the reclassification of the ARC propulsion business as a discontinued operation in Sequa's Annual Report on
Form 10-K for the year ended December 31, 2003.

Sequa Corporation and Subsidiaries
Pro Forma Consolidated Statement of Operations
For The Six Months Ended June 30, 2003
(Dollars in thousands, except per share data)
(Unaudited)

		Pro Forma Adjustments

		ARC**
	Sequa	Propulsion	Other		Sequa
	Historical	Business	Adjustments		Pro Forma

Sales	$817,796	$-	$-		$817,796

Costs and expenses
Cost of sales	688,081	-	-		688,081
Selling, general and
administrative	106,085	-	-		106,085

	794,166	-	-		794,166

Operating income	23,630	-	-		23,630

Other income (expense)
Interest expense	(32,323)	-	80	(H)	(32,243)
Interest income	1,395	-	-		1,395
Equity in income of unconsolidated joint ventures	5,707	-	-		5,707
Other, net	1,286	-	566	(H)	1,852

(Loss) income before income taxes	(305)	-	646		341

Income tax benefit (provision)	200	-	(252)	(I)	(52)

(Loss) income from continuing operations	(105)	-	394		289

Preferred dividends	(1,032)	-	-		(1,032)

Loss from continuing operations available

to common shareholders	$(1,137)	$-	$394		$(743)

Weighted average common shares
Basic	10,433				10,433
Diluted	10,433				10,433

Basic and diluted loss per share
from continuing operations	$(0.11)				$(0.07)

**

The ARC propulsion business was classified as a discontinued operation at June 30, 2003 and the results of its operations were shown below loss from continuing operations in Sequa's quarterly report on Form 10-Q for the quarterly period ended June 30, 2003.

Sequa Corporation and Subsidiaries

Notes to Pro Forma Statements

(Dollars in thousands)

(Unaudited)

Pro Forma Balance Sheet Adjustments:
(A)

Estimated adjusted cash proceeds from the sale of the ARC propulsion business. The preliminary purchase price has been adjusted to reflect an estimated cash settlement adjustment as of June 30, 2003 as well as estimated direct selling costs. (See (D) below).

(B)	Net operating assets of the ARC propulsion business sold and which were classified in discontinued operations in the June 30, 2003 balance sheet.

(C)	Reversal of the cumulative translation adjustment related to the ARC propulsion business.

(D)	Preliminary after-tax gain, in thousands of dollars, on the sale of the ARC propulsion business which was calculated as follows:

Preliminary cash proceeds	$133,000
Estimated cash settlement adjustment	1,094
Estimated direct costs to sell	(1,000)

Estimated adjusted cash proceeds	133,094
Book value as of June 30, 2003 of net assets sold	(102,353)
Reversal of cumulative translation adjustment	(602)
Estimated other closing costs	(7,300)

Estimated pre-tax gain on sale	22,839
Tax provision	(22,463)

Estimated after-tax gain on sale	$376

The tax provision was calculated at a rate of 39% after adding back non-deductible goodwill.

(E)

Estimated other accrued closing costs primarily consist of future lease payments, real estate taxes and the impairment of leasehold improvements on a leased facility that was excluded from the sale of the ARC propulsion business. The facility will be undergoing environmental remediation over its remaining lease term and cannot be returned to the landlord, or subleased for other productive purposes, until such remediation is complete.

(F)	The tax effect on the sale of the ARC propulsion business.

(G)	Portion of cash proceeds used to repay the Industrial Revenue Bond related to the ARC propulsion business.

Sequa Corporation and Subsidiaries

Notes to Pro Forma Statements

(Dollars in thousands)

(Unaudited)

Pro Forma Statement of Operations Adjustments:
(H)

Elimination of discount expense associated with the sale of receivables as well as the interest expense on the Industrial Revenue Bond related to the ARC propulsion business. While there were no receivables sold as of June 30, 2003, the pro forma adjustments with respect to the Consolidated Statement of Operations give effect to the sale of the ARC propulsion business as though the disposition had occurred on January 1 of each period presented.

(I)	The tax effect at 39% on the pro forma adjustments.

Note:

No pro forma adjustments have been made to impute interest income on cash generated by the disposition in excess of the amounts repaid related to receivables sold and presumed to be repurchased and the Industrial Revenue Bond related to the ARC propulsion business.

(c)	Exhibits

2.1

Purchase Agreement by and between Atlantic Research Corporation and Aerojet-General Corporation dated May 2, 2003 pursuant to which ARC sold substantially all of the assets and certain liabilities relating to the propulsion business of ARC.

2.2	First Amendment to the Purchase Agreement dated August 27, 2003.

2.3	Second Amendment to the Purchase Agreement dated September 30, 2003.

2.4	Third Amendment to the Purchase Agreement dated October 17, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEQUA CORPORATION

	BY	/S/ HOWARD M. LEITNER

Howard M. Leitner
Senior Vice President, Finance
(Chief Financial Officer)

October 31, 2003